FOR IMMEDIATE RELEASE

August 1, 2014

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT, Inc. Reports 14% Increase in Second Quarter Normalized FFO to a Record $1.06 Per Diluted Share

Grows Second Quarter Same Store NOI 4.4%, Led by 7.7% Growth in Seniors Housing Operating Portfolio

 Completes $579 Million of Second Quarter Investments

Increases 2014 FFO and FAD Guidance

Toledo, Ohio, August 1, 2014…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s second quarter ended June 30, 2014.

“Our strategy of partnering with the best-in-class seniors housing and post-acute operators as well as strong regional health systems is continuing to generate exceptional results for our shareholders,” said Tom DeRosa, CEO of HCN.  “We are adding value to our high-quality portfolio through innovative programs and partnerships to generate consistent and strong same-store NOI growth, which grew 7.7% in our seniors housing operating portfolio and 4.4% in the total portfolio during the second quarter.  We also maintain an investment pipeline that delivers consistent quarterly volume from our network of operating partners.  The earnings power of our internal and external growth strategy culminated in 14% FFOPS growth and 15% FADPS growth for the quarter.  I am proud to lead this special company positioned to continue delivering high-level performance while fulfilling our mission to improve health care delivery in the U.S., Canada and the U.K.”

Earnings Results  The company earned record-high quarterly normalized FFO and FAD per share of $1.06 and $0.94, respectively, representing 14% and 15% increases from the second quarter of 2013.  These earnings results are primarily attributable to strong quarterly operating results as well as $2.7 billion of investments over the last twelve months.

Dividends for Second Quarter 2014  As previously announced, the Board of Directors declared a cash dividend for the quarter ended June 30, 2014 of $0.795 per share, as compared to $0.765 per share for the same period in 2013, representing a 4% increase.  On August 20, 2014, the company will pay its 173rd consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Second Quarter Investment Activity   The company completed $579 million of gross investments for the quarter including $455 million in acquisitions, $44 million in development funding, $76 million in loan advances and $4 million in capital improvements. The $455 million of acquisitions have a blended initial yield of 6.5%.  The acquisitions were primarily with existing relationships and are consistent with HCN’s strategic focus on high-quality properties.  They include ten medical office buildings, a post-acute property operated by Genesis, a seniors housing operating property managed by Revera and eight seniors housing triple-net properties operated by existing partners.  The $44 million in development funding is expected to yield 8.3% upon completion and includes seniors housing, post-acute and medical office properties.  The $76 million of loans were made at a blended rate of 7.8%.  In addition to the new investment activity during the quarter, the company placed into service three development properties and one property expansion totaling $65 million with a blended yield of 9.3%.

Unsecured Credit Facility Enhancements  As previously announced, the company closed on a new $3.23 billion unsecured credit facility. The expanded, extended and lower-priced facility further enhances the company’s access to efficient capital and financial flexibility. The following is a summary of the key changes (with cost data reflective of HCN’s current credit ratings):

	Prior Capacity	New Capacity	Prior Cost	New Cost	Prior Maturity	New Maturity
Revolver	$2,250,000,000	$2,500,000,000	LIBOR+117.5	LIBOR+105	3/31/17 + 1 yrs	10/31/18 + 1yr
USD term loan	$500,000,000	$500,000,000	LIBOR+135	LIBOR+115	3/31/16 + 2 yrs	10/31/18 + 1yr
CAD term loan(1)	$250,000,000	$250,000,000	CDOR+145	CDOR+115	7/27/15 + 1 yrs	10/31/18 + 1yr

(1) Canadian denominated term loan balance was $232.9 million USD at exchange rate as of July 18, 2014. CDOR stands for Canadian Dealer Offered Rate.

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

Outlook for 2014  The company is increasing its 2014 guidance and now expects to generate normalized FFO in a range of $4.05 to $4.15 per diluted share from the previous range of $4.03 to $4.13 per diluted share, now representing a 6%-9% increase from 2013. The company is also increasing its normalized FAD guidance to a range of $3.57 to $3.67 per diluted share from the previous range of $3.55 to $3.65 per diluted share, now representing a 6%-9% increase from 2013. The $0.02 increase in our normalized FFO and FAD per share guidance is primarily driven by the company’s strong second quarter operating results and investment activity partially offset by an increase in dispositions guidance to $450 million from $250 million. Net income attributable to common stockholders guidance has been decreased to a range of $1.02 to $1.12 per diluted share from the previous range of $1.04 to $1.14 per diluted share due to CEO transition costs and transaction costs offset by decreased depreciation and amortization and the items noted above.

The company’s guidance does not include any additional 2014 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2014 outlook and assumptions on the second quarter 2014 conference call.

Conference Call Information  The company has scheduled a conference call on Friday, August 1, 2014 at 10:00 a.m. Eastern Time to discuss its second quarter 2014 results, industry trends, portfolio performance and outlook for 2014. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 15, 2014. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 72715970. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended June 30, 2014, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

About Health Care REIT, Inc.  HCN, an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of June 30, 2014, the company’s broadly diversified portfolio consisted of 1,224 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	June 30,
	2014	2013
Assets
Real estate investments:
Land and land improvements	$1,916,820	$1,710,084
Buildings and improvements	21,151,624	18,776,842
Acquired lease intangibles	1,084,703	928,910
Real property held for sale, net of accumulated depreciation	77,436	31,882
Construction in progress	124,073	137,481
	24,354,656	21,585,199
Less accumulated depreciation and intangible amortization	(2,809,530)	(1,933,439)
Net real property owned	21,545,126	19,651,760
Real estate loans receivable(1)	367,186	312,356
Net real estate investments	21,912,312	19,964,116
Other assets:
Investments in unconsolidated entities	680,558	768,737
Goodwill	68,321	68,321
Deferred loan expenses	65,479	71,218
Cash and cash equivalents	207,354	512,472
Restricted cash	65,139	212,812
Receivables and other assets(2)	574,727	598,717
	1,661,578	2,232,277
Total assets	$23,573,890	$22,196,393

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$-	$-
Senior unsecured notes	7,411,243	6,604,979
Secured debt	2,850,103	2,875,606
Capital lease obligations	83,850	79,481
Accrued expenses and other liabilities	678,400	539,361
Total liabilities	11,023,596	10,099,427
Redeemable noncontrolling interests	35,404	32,810
Equity:
Preferred stock	1,006,250	1,022,917
Common stock	308,355	285,085
Capital in excess of par value	13,524,621	12,263,927
Treasury stock	(32,289)	(21,248)
Cumulative net income	2,484,425	2,264,573
Cumulative dividends	(5,096,110)	(4,127,597)
Accumulated other comprehensive income	(18,642)	(49,174)
Other equity	6,159	5,678
Total Health Care REIT, Inc. stockholders’ equity	12,182,769	11,644,161
Noncontrolling interests	332,121	419,995
Total equity	12,514,890	12,064,156
Total liabilities and equity	$23,573,890	$22,196,393

(1) Includes non-accrual loan balances of $0 and $4,230,000 at June 30, 2014 and 2013, respectively.
(2) Includes net straight-line receivable balances of $231,668,000 and $174,138,000 at June 30, 2014 and 2013, respectively.

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013
	Revenues:
	Rental income	$347,847	$298,873	$684,303	$591,516
	Resident fees and service	467,639	370,995	923,904	698,319
	Interest income	8,933	7,640	17,527	16,696
	Other income	2,027	1,025	2,520	1,725
	Gross revenues	826,446	678,533	1,628,254	1,308,256

	Expenses:
	Interest expense	121,065	109,465	241,898	218,303
	Property operating expenses	343,754	277,958	685,185	530,780
	Depreciation and amortization	214,449	198,062	447,766	382,750
	General and administrative expenses	51,660	23,902	84,524	51,081
	Transaction costs	7,040	28,136	7,993	94,116
	Loss (gain) on derivatives, net	351	(2,716)	351	(407)
	Loss (gain) on extinguishment of debt, net	531	-	383	(308)
	Total expenses	738,850	634,807	1,468,100	1,276,315

	Income (loss) from continuing operations before income taxes
	and income from unconsolidated entities	87,596	43,726	160,154	31,941
	Income tax (expense) benefit	(1,569)	(1,215)	(3,830)	(3,978)
	Income (loss) from unconsolidated entities	(11,516)	(5,461)	(17,073)	(3,198)
	Income (loss) from continuing operations	74,511	37,050	139,251	24,765

	Discontinued operations:
	Gain (loss) on sales of discontinued properties, net	6,411	(29,997)	6,411	52,495
	Income (loss) from discontinued operations, net	264	128	724	1,720
		6,675	(29,869)	7,135	54,215
	Gain (loss) on real estate dispositions, net	6,668	-	6,668	-
	Net income (loss)	87,854	7,181	153,054	78,980
Less:	Preferred dividends	16,352	16,602	32,705	33,203
	Net income (loss) attributable to noncontrolling interests	(327)	(913)	(1,502)	(774)
	Net income (loss) attributable to common stockholders	$71,829	$(8,508)	$121,851	46,551

	Average number of common shares outstanding:
	Basic	296,256	273,091	293,046	266,602
	Diluted	297,995	276,481	294,590	266,602

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.24	$(0.03)	$0.42	$0.17
	Diluted	$0.24	$(0.03)	$0.41	$0.17

	Common dividends per share	$0.795	$0.765	$1.59	$1.53

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

Normalizing Items				Exhibit 1
(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Transaction costs	$7,040(1)	$28,136	$7,993	$94,116
Loss (gain) on derivatives, net	351(2)	(2,716)	351	(407)
Loss (gain) on extinguishment of debt, net	531(3)	-	383	(308)
CEO transition costs	19,688(4)	-	19,688	-
Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	4,502(5)	(11)	4,607	(11)
Total	$32,112	$25,409	$33,022	$93,390

Average diluted common shares outstanding	297,995	276,481	294,590	269,580
Net amount per diluted share	$0.11	$0.09	$0.11	$0.35

Notes:	(1) Primarily costs incurred with seniors housing transactions.
	(2) Related to settlement of currency hedges on foreign investments.
(3) Primarily related to seniors housing secured debt extinguishments.
	(4) Costs associated with CEO retirement and transition, including compensation and professional services.
	(5) Primarily related to costs incurred with unconsolidated seniors housing transactions.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$71,829	$(8,508)	$121,851	$46,551
Depreciation and amortization(1)	214,449	200,477	447,766	387,599
Losses/impairments (gains) on properties, net	(13,079)	29,997	(13,079)	(52,495)
Noncontrolling interests(2)	(8,361)	(6,831)	(17,885)	(11,911)
Unconsolidated entities(3)	18,881	11,348	33,304	25,269
Gross straight-line rental income	(22,958)	(13,683)	(39,550)	(28,329)
Prepaid/straight-line rent receipts	2,656	184	3,117	4,441
Amortization related to above (below) market leases, net	280	40	365	195
Non-cash interest expense	1,649	1,237	1,980	4,731
Cap-ex, tenant improvements, lease commissions	(13,796)	(12,174)	(26,188)	(24,059)
Funds available for distribution	251,550	202,087	511,681	351,992
Normalizing items, net(4)	32,112	25,409	33,022	93,390
Prepaid/straight-line rent receipts	(2,656)	(184)	(3,117)	(4,441)
Funds available for distribution - normalized	$281,006	$227,312	$541,586	$440,941

Average diluted common shares outstanding	297,995	276,481	294,590	269,580

Per share data:
Net income (loss) attributable to common stockholders	$0.24	$(0.03)	$0.41	$0.17
Funds available for distribution	$0.84	$0.73	$1.74	$1.31
Funds available for distribution - normalized	$0.94	$0.82	$1.84	$1.64

Normalized FAD Payout Ratio:
Dividends per common share	$0.795	$0.765	$1.59	$1.53
FAD per diluted share - normalized	$0.94	$0.82	$1.84	$1.64
Normalized FAD payout ratio	85%	93%	86%	93%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

2Q14 Earnings Release                                                                                                                                                                     August 1, 2014

Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$71,829	$(8,508)	$121,851	$46,551
Depreciation and amortization(1)	214,449	200,477	447,766	387,599
Losses/impairments (gains) on properties, net	(13,079)	29,997	(13,079)	(52,495)
Noncontrolling interests(2)	(9,741)	(7,821)	(20,259)	(13,614)
Unconsolidated entities(3)	20,787	16,521	36,770	33,504
Funds from operations	284,245	230,666	573,049	401,545
Normalizing items, net(4)	32,112	25,409	33,022	93,390
Funds from operations - normalized	$316,357	$256,075	$606,071	$494,935

Average diluted common shares outstanding	297,995	276,481	294,590	269,580

Per share data:
Net income (loss) attributable to common stockholders	$0.24	$(0.03)	$0.41	$0.17
Funds from operations	$0.95	$0.83	$1.95	$1.49
Funds from operations - normalized	$1.06	$0.93	$2.06	$1.84

Normalized FFO Payout Ratio:
Dividends per common share	$0.795	$0.765	$1.59	$1.53
FFO per diluted share - normalized	$1.06	$0.93	$2.06	$1.84
Normalized FFO payout ratio	75%	82%	77%	83%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2014			Exhibit 4
(in thousands, except per share data)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.04	$1.14	$1.02	$1.12
Depreciation and amortization(1)	2.99	2.99	2.92	2.92
Funds from operations	4.03	4.13	3.94	4.04
Normalizing items, net(2)	-	-	0.11	0.11
Funds from operations - normalized	$4.03	$4.13	$4.05	$4.15

FAD Reconciliation:
Net income attributable to common stockholders	$1.04	$1.14	$1.02	$1.12
Depreciation and amortization(1)	2.99	2.99	2.92	2.92
Net straight-line rent and above/below amortization(1)	(0.26)	(0.26)	(0.26)	(0.26)
Cap-ex, tenant improvements, lease commissions(1)	(0.22)	(0.22)	(0.22)	(0.22)
Funds available for distribution	3.55	3.65	3.46	3.56
Normalizing items, net(2)	-	-	0.11	0.11
Funds available for distribution - normalized	$3.55	$3.65	$3.57	$3.67

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
	(2) See Exhibit 1.